UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 28, 2020 (December 23, 2020)

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KLDiscovery Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38789	61-1898603
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8201 Greensboro Dr. Suite 300 McLean, VA	22102
(Address of principal executive offices)	(Zip Code)

(703) 288-3380

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 2.03 is incorporated into this Item 1.01 by reference.

ITEM 2.03	CREATION OF DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT

On December 23, 2020, KLDiscovery Inc.’s subsidiaries LD Intermediate Holdings, Inc., LD Lower Holdings, Inc. and LD Topco, Inc. (collectively, the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement with Royal Bank of Canada, as administrative agent and other Revolving Credit lenders (collectively, the “Lenders”), dated December 9, 2016 (the “Credit Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

The Amendment, among other matters: (i) extends the stated maturity date of the Revolving Credit Facility from December 9, 2021 to June 9, 2022 (which may be accelerated if the Company breaches certain covenants related to restricted payments and unrestricted subsidiaries) and (ii) amended Applicable Rate for Revolving Loans to (a) 5.875% per annum for Eurocurrency Rate Loans and (b) 4.875% per annum for Base Rate Loans.  The Term Loan facility under the Credit Agreement remained unchanged.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed herewith as Exhibits 10.1 and is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

EXHIBIT INDEX

ExhibitDescription

No.

10.1

Amendment No. 1 to Credit Agreement, dated as of December 23, 2020, by and among LD Intermediate Holdings, Inc. and LD Lower Holdings, Inc., LD Topco, Inc., the Revolving Credit Lenders party thereto and Royal Bank of Canada, as administrative agent.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLDiscovery Inc.

Date: December 28, 2020	By:	/s/ Dawn Wilson
	Name:	Dawn Wilson
	Title:	Chief Financial Officer